Exhibit 99.1

Innovative Software Technologies Successfully Completes Pivotal Acquisition Agreement

LUTZ, FL (GLOBENEWSWIRE) January 12, 2012 – Innovative Software Technologies, Inc. (INIV.PK) is pleased to announce that it has signed a binding Letter of Agreement (LOA) to acquire Galaxy Meds, Inc., a Florida- based pharmaceutical management company, payable in 5,000,000 restricted shares of Innovative Software Technologies, Inc. common stock.

Galaxy Meds, Inc. is a privately owned pharmaceutical management company. Galaxy Meds, Inc. is not a pharmacy, but a management company implementing multiple pharmacy disciplines including In-House Dispensing Programs that enhance point-of-care service.

Founded in 2009 and based in Lake Worth, Florida, Galaxy Meds is focused on partnering with healthcare providers. The company’s goal is to develop a matrix of cost containment tools and products that can merge into any healthcare network to enhance patient care and improve the managed care organization’s bottom line. Galaxy Meds provides state of the art dispensing technology, products and prepackaged medications that are viewed by patient, insurance payors and healthcare providers as a progressive and responsive practice.

Carl G. Jolicoeur, founder and President of Galaxy Meds, has more than 20 years of experience in the pharmaceutical industry including substantial experience in formulary development, pharmaceutical purchasing, software development and pharmacy compliance review. His work history includes Large Retail Pharmacy Chain Management, Retail Pharmacy Compliance, Pharmacy Software Development and Hospital Pharmacy Developments.

Galaxy Meds provides a customized dispensing program that includes real time insurance adjudication, full physician credentialing, comprehensive staff training by a qualified trainer (not a sales representative), has one of the best customer service and support teams in the industry, plus provides claims processing and inventory control software. The Company also offers wholesale pricing on brand and generic medications, which provides maximum profits to the physician’s practice.

"We are excited about the opportunities of what our partnering with Innovative will bring," stated Carl G. Jolicoeur. "Working in concert with Innovative will enable Galaxy Meds to go nationwide and will assist with our Company in marketing to the physician community and strategic partnerships.”

"Innovative is excited about Galaxy Meds and the broad range of comprehensive healthcare solutions it brings to the Innovative platform," stated Amjad Tareen, President of Innovative. "The Galaxy Meds model enables Innovative to offer physicians the ability to improve patient care.  As a public company, we believe Innovative will be able to accelerate the product offering for physicians. The scalable business model will allow Innovative to benefit from recurring revenue. We are impressed by the vision and leadership skills of the Galaxy Meds founder and President Carl G. Jolicoeur and his team.  We look forward to Mr. Jolicoeur joining the Board of Directors of Innovative Software Technologies, Inc. upon the closing of the transaction."

About Innovative Software Technologies

Innovative Software Technologies (INIV.PK) is a holding company with a strategic focus on healthcare informatics and services.  This high growth market sector currently offers a wide range of attractive opportunities and the Company is focused on potential business acquisitions and strategic partnering in the healthcare and services industry.

INIV also has launched a new division, IST Global Green Energy Solutions, which is focused on the clean technology industry with a primary focus on the energy efficiency sector in the healthcare market. INIV strives to participate in the global movement for a sustainable planet by offering products and services that will optimize energy use, reduce harmful environmental emissions and substantially reduce energy costs to customers. For more information, visit (www.istglobalgreenenergysolutions.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations Contact:
Innovative Software Technologies, Inc.
Amjad Tareen
President
(813) 920-9435
Atareen@ISTGlobalHealthcareSolutions.com

Source: Innovative Software Technologies, Inc.